Exhibit 10.1

Execution Version

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

by and among

ENLINK MIDSTREAM, LLC

and

ENFIELD HOLDINGS, L.P.

i

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of January 25, 2019, by and between ENLINK MIDSTREAM, LLC, a Delaware limited liability company (the “Company”), and ENFIELD HOLDINGS, L.P., a Delaware limited partnership (the “Purchaser”).

WHEREAS, on January 7, 2016, EnLink Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and the Purchaser entered into that certain Registration Rights Agreement ( the “Prior Registration Rights Agreement”);

WHEREAS, on October 21, 2018, the Company, EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of the Company (the “Managing Member”), NOLA Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), the Partnership and EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”) entered into that certain Agreement and Plan of Merger, providing for, among other things, the merger of Merger Sub with and into the Partnership, with the Partnership as the sole surviving entity (the “Merger”);

WHEREAS, in connection with the Merger, on October 21, 2018, the Purchaser, TPG VII Management, LLC, a Delaware limited liability company, the Company, the Managing Member, the Partnership, and the General Partner, entered into that certain Preferred Restructuring Agreement (the “Restructuring Agreement”), pursuant to which the parties thereto agreed to, among other things, amend and restate the Prior Registration Rights Agreement pursuant to this Agreement; and

WHEREAS, the Partnership and the Holders of a majority of the outstanding Registrable Securities have approved this amendment and restatement of the Prior Registration Rights Agreement pursuant to Section 3.13 of the Prior Registration Rights Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                        Definitions.  The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person. As used herein, the term “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or the State of Texas are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means the common units representing limited liability company interests in the Company and having the rights and obligations specified in the Company Operating Agreement.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Company Operating Agreement” means the Second Amended and Restated Operating Agreement of the Company, dated as of the date hereof, as it may be amended from time to time.

“Effective Date” means the date of effectiveness of any Registration Statement.

“Effectiveness Period” has the meaning specified therefor in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Filing Date” has the meaning specified therefor in Section 2.1(a).

“General Partner” has the meaning specified therefor in the Recital to this Agreement.

“Holder” means the record holder of any Registrable Securities.

“Holder Underwriter Registration Statement” has the meaning specified therefor in Section 2.4(q).

“Included Registrable Securities” has the meaning specified therefor in Section 2.2(a).

“Liquidated Damages” has the meaning specified therefor in Section 2.1(b).

“Liquidated Damages Multiplier” means the product of (i) the Purchased Unit Price and (ii) the number of Registrable Securities then held by the applicable Holder and included on the applicable Registration Statement.

“Losses” has the meaning specified therefor in Section 2.8(a).

“Managing Member” has the meaning specified therefor in the Recital to this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“NYSE” means the New York Stock Exchange.

“Other Holder” has the meaning specified in Section 2.2(b).

“Partnership” means EnLink Midstream Partners, LP, a Delaware limited partnership.

“Partnership Agreement” means the Tenth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date hereof, as it may be amended from time to time.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity.

“Piggyback Notice” has the meaning specified therefor in Section 2.2(a).

“Piggyback Opt-Out Notice” has the meaning specified therefor in Section 2.2(a).

“Piggyback Registration” has the meaning specified therefor in Section 2.2(a).

“Purchase Agreement” means the Convertible Preferred Unit Purchase Agreement, dated as of December 6, 2015, between the Partnership and the Purchaser.

“Purchased Units” means the Series B Preferred Units issued and sold to the Purchaser pursuant to the Purchase Agreement.

“Purchased Unit Price” means $15.00 per unit.

“Purchaser” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Registration” means any registration pursuant to this Agreement, including pursuant to a Registration Statement or a Piggyback Registration.

“Registrable Securities” means the Common Units issuable upon exchange of the Purchased Units and the Series B Preferred PIK Units (as defined in the Partnership Agreement), all of which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.2.

“Registration Expenses” has the meaning specified therefor in Section 2.7(a).

“Registration Statement” has the meaning specified therefor in Section 2.1(a).

“Restructuring Agreement” has the meaning specified therefor in the Recital to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified therefor in Section 2.7(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.8(a).

“Series B Preferred Units” means the Series B Cumulative Convertible Preferred Units representing limited partner interests in the Partnership and having the rights and obligations specified in the Partnership Agreement.

“Target Effective Date” has the meaning specified therefor in Section 2.1(b).

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“WKSI” means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).

Section 1.2                                    Registrable Securities.  Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security has been disposed of (excluding transfers or assignments by a Holder to an Affiliate or to another Holder or any of its Affiliates or to any assignee or transferee to whom the rights under this Agreement have been transferred pursuant to Section 2.10) pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, (c) when such Registrable Security is held by the Company or one of its direct or indirect subsidiaries, (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10, and (e) the date on which the Registrable Securities cease to collectively represent at least 1.5% of the then-outstanding Common Units (with all outstanding preferred units then owned by the Holders being counted on an as-converted basis).

ARTICLE II
REGISTRATION RIGHTS

Section 2.1                                    Shelf Registration.

(a)                                 Shelf Registration.  As soon as practicable following receipt of a written request from the Holders of a majority of the Registrable Securities, the Company shall prepare and file an initial registration statement under the Securities Act to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (a “Registration Statement”); provided, however, that if the Company is then eligible, it shall file such initial registration statement on Form S-3.  If the Company is not a WKSI, the Company shall use its commercially reasonable efforts to cause such initial Registration Statement to become effective no later than 180 days after the date of filing of such Registration Statement (the “Filing Date”). The Company will use its commercially reasonable efforts to cause such initial Registration Statement filed pursuant to this Section 2.l(a) to be continuously effective under the Securities Act until the earliest to occur of the following: (i) all Registrable Securities covered by the Registration Statement have been distributed in the manner set forth and as contemplated in such Registration Statement, (ii) there are no longer any Registrable Securities outstanding and (iii) two years from the Effective Date of such Registration Statement (in each case of clause (i), (ii), or (iii), the “Effectiveness Period”). In addition, as soon as practicable following receipt of written notice from the Holders of a majority of the Registrable Securities requesting the filing of an additional Registration Statement (which notice may not be given any earlier than 60 days prior to the second anniversary of the Effective Date of the initial or any additional Registration Statement filed pursuant to this Section 2.1(a)), the Company shall use its commercially reasonable efforts to prepare and file each such additional Registration Statement under the Securities Act covering the Registrable Securities; provided, however, that (x) the Company shall have no obligation to prepare and file more than four Registration Statements (excluding any Registration Statement under which any Selling Holders are prohibited from selling their Registrable Securities as a result of a suspension in excess of the periods permitted by Section 2.1(d)(1)) during the period beginning on the date hereof and ending on January 7,

2023 and (y) the Company shall have no obligation to prepare and file any Registration Statements from and after January 7, 2023. The Company shall use its commercially reasonable efforts to cause any such additional Registration Statement to become effective no later than 180 days after the Filing Date.  The Company will use its commercially reasonable efforts to cause any such additional Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act for the applicable Effectiveness Period.  A Registration Statement filed pursuant to this Section 2.l(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company.  A Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Registration Statement becomes effective, but in any event within three (3) Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of a Registration Statement.

(b)                                 Failure to Become Effective.  If a Registration Statement required by Section 2.1(a) does not become or is not declared effective within 180 days after the Filing Date (the “Target Effective Date”), then each Holder shall be entitled to a payment (with respect to each of the Holder’s Registrable Securities which are included in such Registration Statement), as liquidated damages and not as a penalty, (i) for each non-overlapping 30 day period for the first 60 days following the Target Effective Date, an amount equal to 0.25% of the Liquidated Damages Multiplier, which shall accrue daily, and (ii) for each non-overlapping 30 day period beginning on the 61st day following the Target Effective Date, an amount equal to the amount set forth in clause (i) plus an additional 0.25% of the Liquidated Damages Multiplier for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days, and 1.0% thereafter), which shall accrue daily, up to a maximum amount equal to 1.0% of the Liquidated Damages Multiplier per non-overlapping 30 day period (the “Liquidated Damages”), until such time as such Registration Statement is declared or becomes effective or there are no longer any Registrable Securities outstanding. The Liquidated Damages shall be payable within 10 Business Days after the end of each such 30 day period in immediately available funds to the account or accounts specified by the applicable Holders. Any amount of Liquidated Damages shall be prorated for any period of less than 30 days accruing during any period for which a Holder is entitled to Liquidated Damages hereunder.

(c)                              Waiver of Liquidated Damages.  If the Company is unable to cause a Registration Statement to become effective on or before the Target Effective Date as a result of an acquisition, merger, reorganization, disposition, or other similar transaction, then the Company may request a waiver of the Liquidated Damages, which may be granted by the consent of the Holders of a majority of the outstanding Registrable Securities that have been included on such Registration Statement, in their sole discretion, and which such waiver shall apply to all the Holders of Registrable Securities included on such Registration Statement.

(d)                             Delay Rights.

(1)         Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of such Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such Registration Statement) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition, or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Registration Statement or (ii) the Company has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Company, would materially and adversely affect the Company; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement for a period that exceeds an aggregate of 60 days in any 180-day period or 90 days in any 365-day period.  Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in such Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.

(2)         If the Selling Holders are prohibited from selling their Registrable Securities under a Registration Statement as a result of a suspension pursuant to the immediately preceding paragraph in excess of the periods permitted therein, then, until the suspension is lifted, but not including any day on which a suspension is lifted, the Company shall be prohibited from engaging in registered sales of Common Units or other equity securities representing interests in the Company under any registration statement other than any registration statement on Form S-8 on file with the Commission prior to the date of commencement of such suspension.

Section 2.2                                    Piggyback Registration.

(a)                                 Participation.  If at any time the Company proposes to file (i) a Registration Statement (other than a Registration Statement contemplated by Section 2.1(a)) or (ii) a prospectus supplement to an effective “automatic” registration statement, so long as the Company is a WKSI at such time or, whether or not the Company is a WKSI, so long as the Registrable Securities were previously included in the underlying shelf Registration Statement or are included on an effective Registration Statement, or in any case in which Holders may participate in such offering without the filing of a post-effective amendment, in each case, for the sale of Common Units in an Underwritten Offering for its own account and/or another Person, other than (a) a registration relating solely to employee benefit plans, (b) a registration relating solely to a Rule 145 transaction, or (c) a registration on any registration form which does not permit secondary sales, then the Company shall give not less than three Business Days’ notice (including, but not limited to, notification by electronic mail) (the “Piggyback Notice”) of such proposed Underwritten Offering to each Holder (together with its Affiliates) owning more than $75 million of Common Units, calculated on the basis of the Purchased Unit Price, and such Piggyback Notice shall offer such Holder the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as such Holder may request in writing (a “Piggyback Registration”); provided, however, that the Company shall not be required to offer such opportunity (aa) to such Holders if the Holders, together with their Affiliates, do not offer a minimum of $37.5 million of Registrable Securities, in the aggregate (determined by multiplying the number of Registrable Securities owned by the average of the closing price on the NYSE for the Common Units for the ten trading days preceding the date of such notice), or (bb) to such Holders if and to the extent that the Company has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of such Holders will have an adverse effect on the price, timing, or distribution of the Common Units in such Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.2(b).  Each Piggyback Notice shall be provided to Holders on a Business Day pursuant to Section 3.1.  Each such Holder will have two Business Days (or one Business Day in connection with any overnight or bought Underwritten Offering) after such Piggyback Notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering.  If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering.  If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (AA) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (BB) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering.  Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal at least one Business Day prior to the time of pricing of such Underwritten Offering.  Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing.  Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not be required to deliver any notice to such Holder pursuant to this Section 2.2(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Company pursuant to this Section 2.2(a), unless such Piggyback Opt-Out Notice is revoked by such Holder.

(b)                                 Priority of Piggyback Registration.  If the Managing Underwriter or Underwriters of any proposed Underwritten Offering advise the Company that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advise the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Company and (ii) second, pro rata among the Selling Holders and any other Persons who have been or are granted registration rights on or after the date of this Agreement (the “Other Holders”) who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (A) the number of Common Units proposed to be sold by such Selling Holder or such Other Holder in such offering by (B) the aggregate number of Common Units proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration.

Section 2.3                                    Underwritten Offering.

(a)                                 S-3 Registration.  In the event that a Selling Holder (together with any Affiliates that are Selling Holders) elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and reasonably expects gross proceeds of at least $50 million from such Underwritten Offering, the Company shall, at the request of such Selling Holder, enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters selected by the Company, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.8, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in, including entering into any underwriting agreement, more than four Underwritten Offerings pursuant to this Section 2.3.

(b)                                 General Procedures.  In connection with any Underwritten Offering contemplated by Section 2.3(a), the underwriting agreement into which each Selling Holder and the Company shall enter shall contain such representations, covenants, indemnities (subject to Section 2.8) and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering contemplated by this Section 2.3, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective.  No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.

Section 2.4                        Sale Procedures.  In connection with its obligations under this Article II, the Company will, as expeditiously as possible:

(a)                                 prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b)                                 if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering under a Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of such Underwritten Offering, the Company shall use its commercially reasonable efforts to include such information in such prospectus supplement;

(c)                                  furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d)                                 if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by any Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)                                  promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f)                                   immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.  Following the provision of such notice, the Company agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is reasonably necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g)                                  upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h)                                 in the case of an Underwritten Offering, furnish, or cause to be furnished, upon request, (i) an opinion of counsel for the Company addressed to the underwriters, dated the date of the closing under the applicable underwriting agreement and (ii) a “comfort” letter addressed to the underwriters, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the applicable underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Company and such other matters as such underwriters may reasonably request;

(i)                                     otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j)                                    make available to the appropriate representatives of the Managing Underwriter and Selling Holders during normal business hours access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

(k)                                 use its commercially reasonable efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(l)                                     use its commercially reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m)                             provide a transfer agent and registrar for all Registrable Securities covered by any Registration Statement not later than the Effective Date of such Registration Statement;

(n)                                 enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of Registrable Securities (including, making appropriate officers of the Managing Member available to participate in any “road show” presentations before analysts, and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities)); provided, however, that in the event the Company, using commercially reasonable efforts, is unable to make such appropriate officers of the Managing Member available to participate in connection with any “road show” presentations and other customary marketing activities (whether in person or otherwise), the Company shall make such appropriate officers available to participate via conference call or other means of communication;

(o)                                 if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(p)                                 if reasonably required by the Company’s transfer agent, the Company shall promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Registrable Securities without legend upon sale by the Holder of such Registrable Securities under the Registration Statement; and

(q)                                 if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the Registration Statement and any amendment or supplement thereof (a “Holder Underwriter Registration Statement”), then the Company will reasonably cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof.  In addition, at any Holder’s request, the Company will furnish to such Holder, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request (provided that such request shall not be more frequently than on an annual basis unless such Holder is offering Registrable Securities pursuant to a Holder Underwriter Registration Statement), (i) a “comfort” letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of the Holder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including standard “10b-5” negative assurance for such offering, addressed to such Holder and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the managing member of the Company addressed to the Holder.  The Company will also permit legal counsel to such Holder to review and comment upon any such Holder Underwriter Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Holder Underwriter Registration Statement with a reasonable number of days prior to their filing with the Commission and not file any Holder Underwriter Registration Statement or amendment or supplement thereto in a form to which such Holder’s legal counsel reasonably objects.  Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 2.4, shall forthwith discontinue offers and sales of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.4 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Notwithstanding anything to the contrary in this Section 2.4, the Company will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Holder Underwriter Registration Statement, as applicable, without such Holder’s consent. If the staff of the Commission requires the Company to name any Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement, such Holder shall no longer be entitled to receive Liquidated Damages under this Agreement with respect to such Holder’s Registrable Securities, and the Company shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence as set forth in subsection (q) of this Section 2.4 with respect to the Company at the time such Holder’s consent is sought.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 2.4, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.4 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or Managing Underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

If reasonably requested by a Selling Holder, the Company shall: (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

Section 2.5                                    Cooperation by Holders.  The Company shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.2(a) who has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.6                                    Restrictions on Public Sale by Holders of Registrable Securities.  Each Holder of Registrable Securities included in a Registration Statement agrees to enter into a customary letter agreement with underwriters providing that such Holder will not effect any public sale or distribution of Registrable Securities during the 30 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of any Underwritten Offering; provided, however, that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed, (ii) the restrictions set forth in this Section 2.6 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder and (iii) any such agreement shall not be deemed to preclude or restrict Goldman Sachs & Company from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market-making, arbitrage, investment activity or other similar businesses. In addition, this Section 2.6 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering, whether because such Holder delivered a Piggyback Opt-Out Notice prior to receiving notice of the Underwritten Offering, because such Holder (together with its Affiliates) holds less than $75 million of the Common Units, calculated on the basis of the Purchased Unit Price, or because the Registrable Securities of such Holder have become eligible for resale pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in effect) without any restriction.

Section 2.7                                    Expenses.

(a)                                 Certain Definitions.  “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.1, a Piggyback Registration pursuant to Section 2.2, or an Underwritten Offering pursuant to Section 2.3, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.  “Selling Expenses” means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities.

(b)                                 Expenses.  The Company will pay all reasonable Registration Expenses, as determined in good faith, in connection with a shelf Registration, a Piggyback Registration or an Underwritten Offering, whether or not any sale is made pursuant to such shelf Registration, Piggyback Registration, or Underwritten Offering.  Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.  In addition, except as otherwise provided in Section 2.8, the Company shall not be responsible for professional fees (including legal fees) incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.8                                    Indemnification.

(a)                                 By the Company.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, partners, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the applicable Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the applicable Registration Statement or other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b)                                 By Each Selling Holder.  Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, the Managing Member, the Managing Member’s directors, officers, employees and agents and each Person, who, directly or indirectly, controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus  relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)                                  Notice.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.8(c) except to the extent that the indemnifying party is materially prejudiced by such failure.  In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d)                                 Contribution.  If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification.  The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein.  The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)                                  Other Indemnification.  The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.9                                    Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)                                 make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any similar provision then in effect), at all times from and after the date hereof;

(b)                                 file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)                                  so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available via the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10                             Transfer or Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities under this Article II may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities or securities convertible into Registrable Securities; provided, however, that (a) unless any such transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Holder, the amount of Registrable Securities or securities convertible into Registrable Securities, as applicable, transferred or assigned to such transferee or assignee shall represent at least $75 million of Registrable Securities on an as-converted basis (determined by multiplying the number of Registrable Securities (on an as-converted basis) owned by the average of the closing price on the NYSE for the Common Units for the ten trading days preceding the date of such transfer or assignment), (b) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement.

Section 2.11                             Limitation on Subsequent Registration Rights.  From and after the date hereof, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities or securities convertible into Registrable Securities, as applicable, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders of Registrable Securities hereunder.

Section 2.12                             Amendment and Restatement.  The parties hereto acknowledge and agree that this Agreement amends and restates in its entirety the Prior Registration Rights Agreement, which, as of the date hereof, shall be of no further force or effect.

ARTICLE III
MISCELLANEOUS

Section 3.1                                    Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, personal delivery or (in the case of any notice given by the Company to the Purchaser) email to the following addresses:

(a) if to the Purchaser:

Enfield Holdings, L.P.
301 Commerce Street
Suite 3300
Fort Worth, TX 76102
Attention: General Counsel
Facsimile:   (817) 871-4010

with a copy, which shall not constitute notice, to:

Vinson & Elkins LLP

1001 Fannin Street

Suite 2500

Houston, Texas  77002

Attention:  David Oelman

Facsimile:  (713) 615-5861

(b) if to the Company:

EnLink Midstream, LLC

1722 Routh Street, Suite 1300

Dallas, Texas 75201

Attention:  General Counsel

Facsimile:  (214) 721-9299

with a copy, which shall not constitute notice, to:

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201-2980

Attention:  Preston Bernhisel

Facsimile:  (214) 661-4783

or to such other address as the Company or the Purchaser may designate to each other in writing from time to time or, if to a transferee or assignee of the Purchaser or any transferee or assignee thereof, to such transferee or assignee at the address provided pursuant to Section 2.10.  All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered, (ii) upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed, (iii) upon actual receipt of the facsimile or email copy, if sent via facsimile or email and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.2                                    Successors and Assigns.  This Agreement shall be binding upon the Company, the Purchaser and their respective successors and permitted assigns, including subsequent Holders of Registrable Securities to the extent permitted herein.  Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 3.3                                    Assignment of Rights.  Except as provided in Section 2.10, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other party.

Section 3.4                                    Recapitalization, Exchanges, Etc. Affecting Units.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the

Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

Section 3.5                                    Aggregation of Registrable Securities.  All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.6                                    Specific Performance.  Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.7                                    Counterparts.  This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 3.8                                    Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.9                                    Governing Law, Submission to Jurisdiction.  This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, termination, performance or nonperformance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws that might otherwise require the application of the laws of any other jurisdiction.  Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 3.10                             Waiver of Jury Trial.  Each party to this Agreement irrevocably waives the right to a trial by jury in connection with any matter arising out of this Agreement to the fullest extent permitted by applicable law.

Section 3.11                             Severability of Provisions.  If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part hereof, and the remaining provisions shall remain in full force and effect, shall be construed so as to give effect to the original intent of the parties as closely as possible.

Section 3.12                             Entire Agreement.  This Agreement, the Company Operating Agreement, and the Restructuring Agreement (collectively, the “Transaction Documents”) are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto, in respect of the subject matter contained herein and therein. There are no, and neither the Company nor the Purchaser has relied upon, restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or in the other Transaction Documents with respect to the rights and obligations of the Company, the Purchaser, or any of their respective Affiliates hereunder or thereunder, and each of the Company and the Purchaser expressly disclaims that it is owed any duties or is entitled to any remedies not expressly set forth in this Agreement or in the other Transaction Documents.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

Section 3.13                             Amendment.  This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.

Section 3.14                             No Presumption.  This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 3.15                             Obligations Limited to Parties to Agreement.  Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Purchaser, the Selling Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such

Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Purchaser or a Selling Holder hereunder.

Section 3.16                             Interpretation.  Article, Section, and Schedule references herein refer to articles and sections of, or schedules to, this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.”  Any reference in this Agreement to $ shall mean U.S. dollars.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.  Any words imparting the singular number only shall include the plural and vice versa.  Words such as “herein,” hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision of this Agreement in which such words appear, unless the context otherwise requires.  Whenever any determination, consent, or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY

ENLINK MIDSTREAM, LLC

By:	EnLink Midstream Manager, LLC,
its managing member

By:	/s/ Michael J. Garberding
Name:	Michael J. Garberding
Title:	President and Chief Executive Officer

[Signature Page to Amended and Restated Registration Rights Agreement (ENLC)]

PURCHASER

ENFIELD HOLDINGS, L.P.

By:	Enfield Holdings, Inc.,
its general partner

By:	/s/ Adam Fliss
Name:	Adam Fliss
Title:	Vice President

[Signature Page to Amended and Restated Registration Rights Agreement (ENLC)]

ACKNOWLEDGED AND AGREED:

PARTNERSHIP

ENLINK MIDSTREAM PARTNERS, LP

By:	EnLink Midstream GP, LLC,
its general partner

By:	/s/ Michael J. Garberding
Name:	Michael J. Garberding
Title:	President and Chief Executive Officer

[Signature Page to Amended and Restated Registration Rights Agreement (ENLC)]